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Cane & Company, LLC
Affiliated with O'Neill Ritchie Taylor Law Corporation
of Vancouver, British Columbia, Canada
                                                   ____________________
Michael A. Cane*         Stephen F.X. O'Neill**    Gary R. Henrie
Leslie L. Kapusianyk**   Michael H. Taylor***      Preston R. Brewer++

Telephone:     (702) 312-6255
Facsimile:     (702) 312-6249
E-mail:        telelaw@msn.com

2300 West Sahara Avenue
Suite 500, Box 18
Las Vegas, NV 89102

September 25, 2001

Wrestle-plex Sports Entertainment Group, Ltd.
#314-837 W. Hastings Street
Vancouver, British Columbia V6C 1B6

Re:  Wrestle-plex Sports Entertainment Group, Ltd.'s Registration
     Statement on Form SB-2

Ladies and Gentlemen:

We have acted as counsel for Wrestle-plex Sports Entertainment
Group, Ltd., a Nevada corporation (the "Company"), in connection with the preparation of the registration statement on Form SB-2 (the "Registration Statement") filed with the Securities and Exchange
Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the offering of certain shares of the Company's common stock.

In rendering the opinion set forth below, we have reviewed: (a) the Registration Statement and the exhibits attached thereto dated September 25, 2001; (b) the Company's Articles of Incorporation; (c) the Company's Bylaws; (d) certain records of the Company's corporate proceedings as reflected in its minute books; and (e) such statutes, records and other documents as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examinations of law and fact as we have deemed relevant in order to form a basis for the opinion hereinafter expressed.

Based upon the foregoing, we are of the opinion that the common stock to be sold by the selling shareholders is validly issued, fully paid and non-assessable. This opinion is based on Nevada general corporate law.


Very truly yours,

CANE AND COMPANY, LLC


/s/ Gary R. Henrie
_____________________________
Gary R. Henrie, attorney

    *Licensed Nevada, California, Washington and Hawaii State Bars; ** British Columbia Bar only; ***Nevada and British Columbia Bars;
               +Utah Bar only; ++California Bar only

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Wrestle-plex Sports Entertainment Group, Ltd.
September 25, 2001
Page 2


We hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to all references to this Firm under the caption "Interests of Named Experts and Counsel" in the Registration Statement.

Very truly yours,

CANE AND COMPANY, LLC


/s/ Gary R. Henrie
_____________________________
Gary R. Henrie, attorney


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